Exhibit 99.1

CONTACT: Investor inquiries: ir@corcept.com Media inquiries: communications@corcept.com www.corcept.com

CORCEPT SUBMITS NEW DRUG APPLICATION FOR RELACORILANT

AS A TREATMENT FOR PATIENTS WITH HYPERCORTISOLISM

REDWOOD CITY, Calif., (December 30, 2024) — Corcept Therapeutics Incorporated (NASDAQ: CORT), a commercial-stage company engaged in the discovery and development of medications to treat severe endocrinologic, oncologic, metabolic and neurologic disorders by modulating the effects of the hormone cortisol, has submitted a new drug application (NDA) to the U.S. Food and Drug Administration for its proprietary, selective cortisol modulator, relacorilant, to treat patients with endogenous hypercortisolism (Cushing’s syndrome).

Corcept’s NDA is based on positive results from the pivotal GRACE trial and confirmatory evidence from the Phase 3 GRADIENT and long-term extension studies and a Phase 2 study in hypercortisolism. Patients in these studies who received relacorilant experienced improvements in a wide array of hypercortisolism’s signs and symptoms, with an acceptable safety burden. Notably, there were no instances of drug-induced adrenal insufficiency, hypokalemia or QT prolongation – serious adverse events that can arise in patients taking currently approved medications – and no adverse events associated with activity at the progesterone receptor, such as endometrial thickening or vaginal bleeding.

“Relacorilant’s combination of efficacy and safety give it the potential to become the standard of care for the medical treatment of patients with hypercortisolism,” said Joseph Belanoff, MD, Corcept’s Chief Executive Officer. “Our commitment to the health of patients with hypercortisolism is unwavering. We are optimistic that relacorilant will be of great benefit to them.”

About Relacorilant

Relacorilant is a selective cortisol modulator that binds to the glucocorticoid receptor but not to the body’s other hormone receptors. Corcept is studying relacorilant in a variety of serious disorders in addition to endogenous hypercortisolism (Cushing’s syndrome), including ovarian, adrenal and prostate cancer. Relacorilant is proprietary to Corcept and is protected by composition of matter, method of use and other patents. Relacorilant has orphan drug designation in the United States and the European Union for the treatment of Cushing’s syndrome.

About Hypercortisolism (Cushing’s Syndrome)

Hypercortisolism is caused by excessive activity of the hormone cortisol. Symptoms vary, but most patients experience one or more of the following manifestations: hypertension, central obesity, elevated blood sugar and difficult-to-control type 2 diabetes, severe fatigue and weak muscles. Irritability, anxiety, depression and cognitive disturbances are common. Hypercortisolism can affect every organ system and can be lethal if not treated effectively.

About Corcept Therapeutics

For over 25 years, Corcept’s focus on cortisol modulation and its potential to treat patients with a wide variety of serious disorders has led to the discovery of more than 1,000 proprietary selective cortisol modulators. Corcept is conducting advanced clinical trials in patients with hypercortisolism, solid tumors, ALS and liver disease. In February 2012, the company introduced Korlym®, the first medication approved by the U.S. Food and Drug Administration for the treatment of patients with endogenous hypercortisolism. Corcept is headquartered in Redwood City, California. For more information, visit Corcept.com.

Forward-Looking Statements

Statements in this press release, other than statements of historical fact, are forward-looking statements based on our current plans and expectations and are subject to risks and uncertainties that might cause our actual results to differ materially from those such statements express or imply. These risks and uncertainties are set forth in our SEC filings, which are available at our website and the SEC’s website.

In this press release, forward-looking statements include statements concerning: the results of our Phase 2, GRACE, GRADIENT, and long-term extension studies; relacorilant’s efficacy, safety and other clinical attributes and its potential to receive regulatory approval and become a standard-of-care treatment for patients with endogenous hypercortisolism; regulatory oversight of relacorilant and the scope, pace and outcome of its NDA submission; relacorilant’s acceptance and use by physicians and patients and its commercial prospects; and the scope and protective power of relacorilant’s orphan drug designation and our intellectual property. We disclaim any intention or duty to update forward-looking statements made in this press release.